MASON STREET FUNDS
                                 EXHIBIT (h)9

                           AMERICAN FUNDS PLAN PREMIER

                             PARTICIPATION AGREEMENT


      This Participation Agreement ("Agreement") is entered into by and between American Funds Distributors, Inc. ("AFD"), Northwestern Mutual Investment Services, LLC ("NMIS") and Mason Street Funds, Inc. (the "Fund") and is effective as of August 7, 2003.

      WHEREAS, AFD has developed a full service retirement plan recordkeeping program (the "Program"); and

      WHEREAS, the Fund is an open-end investment company registered under the Investment Company Act of 1940, as amended; and

      WHEREAS, NMIS is the distributor and principal underwriter of the Fund and the shares of the separate series of the Fund listed on Schedule I attached hereto, as amended from time to time (the "Portfolios") and distributes the Portfolios to various retirement plans through its registered representatives; and

      WHEREAS, AFD desires to permit plan sponsors of retirement plans that participate in the Program to include the Portfolios as investment options within their retirement plans for servicing and recordkeeping purposes; and

      WHEREAS, the parties have agreed that the Portfolios are only to be included in the Program as investment options for those retirement plans for which a registered representative of NMIS is the designated representative (the "Plans").

      NOW, THEREFORE, in consideration of the above premises and the mutual obligations, covenants and agreements set forth in this Agreement and other valuable consideration, AFD, NMIS and the Fund hereby agree as follows:

      1. Availability of Portfolios. NMIS and the Fund agree that AFD may include in the Program the Portfolios as investment options for Plans. The Portfolios shall not be included in the Program for retirement plans for which NMIS registered representatives are not designated representatives.

      2. Transactions in Fund Shares. All orders for the purchase and redemption of Portfolio shares on behalf of Plans will be executed by BenefitsCorp Equities, Inc. ("BCE") pursuant to the Administrative Services Agreement between BCE, NMIS and the Fund ("BCE Agreement").

      3. Administrative Fees. In consideration of the inclusion of the Portfolios in the Program by AFD, NMIS shall perform the duties and responsibilities required of NMIS contained herein. The parties acknowledge that the Fund compensates BCE, pursuant to the BCE Agreement for administrative and recordkeeping services in respect of Portfolio shares ordered on behalf of Plans, in an amount determined therein. The Fund agrees that it will not reduce or eliminate the compensation it pays to BCE without providing AFD at least 60 days prior written notice, unless the BCE Agreement is terminated in accordance with Article 10 of the BCE Agreement or because compensation paid pursuant to that agreement is found to be inconsistent with or in violation of any state or federal law as determined by a state or federal regulatory authority, in which case that agreement may be terminated immediately and all compensation paid under such agreement shall be discontinued.

      4. Compensation to NMIS Registered Representatives. It is acknowledged and understood by the parties that neither AFD nor BCE is responsible for the compensation of the NMIS registered representatives who are designated representatives of the Plans.

      5. Use of Names. No party nor any of its affiliates will use the name of any other party in any manner without such other party's written consent. Notwithstanding the foregoing, advertising, promotional, and other written materials relating to the Program may include the names and other identifying marks of the Fund or particular Portfolios that are available through the Program, or may indicate generally that AFD makes the Portfolios available to Plans that: (a) are sold by registered representatives of NMIS; and (b) participate in the Program.

      6. Fund and Portfolio Information. (a) AFD will make no representations concerning the Fund or any Portfolio that are inconsistent with the Fund's currently effective registration statement, including exhibits thereto, or in the offering documents, sales literature, and marketing materials delivered to AFD. AFD assumes no responsibility or liability for the representations contained in such registration statement or other materials prepared by or under the direction of NMIS or its affiliates.

     (b) NMIS agrees that AFD may update statistical information using third party statistical sources (e.g., CDA, Morningstar, Lipper, etc.) without NMIS' written consent, provided such information is contained in material that was produced initially with NMIS' consent. NMIS and the Fund are responsible for the accuracy of all information concerning the Portfolios that the Fund and/or its service providers makes available to third party statistical sources.

      7. Compliance with Regulatory Requirements. (a) The Fund represents and warrants that (i) each Portfolio's shares have been registered or qualified for sale under the federal securities laws and that appropriate notice filings or other qualifications have been made under the securities laws of all states and the District of Columbia in which Portfolio shares are sold and (ii) the Fund's registration statement and all information supplemental to the registration statement provided to AFD by NMIS for distribution to shareholders or prospective shareholders, including but not limited to sales literature and advertisements, will be prepared in accordance with all applicable federal and state securities laws and regulations and will not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or omit to state a material fact required to be stated therein.

     (b) NMIS and AFD hereby agree to abide by, and cause compliance with, all rules and regulations of the NASD, including, without limitation, the NASD Conduct Rules. NMIS further represents and warrants that the Fund's prospectus and/or statement of additional information, as appropriate, will provide any and all disclosure required by applicable rules of compensation to be paid to AFD or any other service provider with respect to the Program.

     (c) The obligations of the Fund, NMIS and AFD under this Section 7 will survive termination of this Agreement.

      8. Authorization. (a) The Fund and NMIS represent and warrant to AFD that
(i) each has obtained any and all necessary approvals and authorizations necessary to make the Portfolios available through the Program, and (ii) NMIS, the Fund and the persons executing this Agreement on their behalf are duly authorized and empowered to execute and deliver this Agreement on behalf of NMIS and the Fund.

     (b) AFD represents and warrants to NMIS and the Fund that it, and the person executing this Agreement on its behalf, are duly authorized and empowered to execute and deliver this Agreement on behalf of AFD.

      9. Expenses. Except as may otherwise be provided in this Agreement, each party shall bear all expenses incurred by such party incidental to the performance of its obligations under this Agreement.

     10. Relationship of Parties. It is understood and agreed that the arrangement that is the subject of this Agreement shall not be construed as a joint venture.

     11. Indemnification. (a) NMIS agrees to indemnify and hold harmless AFD and its affiliates and their respective directors, officers, employees, agents and each person, if any, who controls AFD within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), against any losses, claims, damages or liabilities to which any such indemnitee may become subject insofar as those losses, claims, damages or liabilities (or actions in respect thereof) arise out of any actions or failure or omission to act by the Fund or NMIS, or their affiliates, under this Agreement, or occur in connection with or are based upon their representations, warranties, and obligations under this Agreement, and NMIS will reimburse the indemnitees for any legal or other expenses incurred by them in connection with investigating or defending such claim or action; provided, however, that NMIS will not be liable for indemnification hereunder to the extent that any such loss, claim, damage or liability results from the negligence or willful misconduct of AFD, its directors, officers, employees, agents, or successors or assigns, as permitted hereunder. This right of indemnification shall survive termination of this Agreement with respect to actions taken prior to termination of this Agreement.

     (b) AFD agrees to indemnify and hold harmless NMIS, the Fund, their respective affiliates and their respective directors, officers, employees, agents and each person, if any, who controls NMIS or the Fund within the meaning of the Securities Act against any losses, claims, damages or liabilities to which any such indemnitee may become subject insofar as those losses, claims, damages or liabilities (or actions in respect thereof) arise out of any actions or failure or omission to act by AFD or its affiliates under this Agreement, or occur in connection with or are based upon their representations, warranties, and obligations under this Agreement, and AFD will reimburse the indemnitees for any legal or other expenses incurred by them in connection with investigating or defending such claim or action; provided, however, that AFD will not be liable for indemnification hereunder to the extent that any such loss, claim, damage or liability results from the negligence or willful misconduct of the Fund, NMIS, or their directors, officers, employees, agents, or successors or assigns, as permitted hereunder. This right of indemnification shall survive termination of this Agreement with respect to actions taken prior to termination of this Agreement.

     12. Insurance. At all times each party shall maintain insurance coverage that is reasonable and customary in light of all its responsibilities hereunder.

     13. Duration and Termination of Agreement. (a) The Agreement will continue in effect unless terminated as provided herein. If NMIS, the Fund or AFD wishes to terminate this Agreement in its entirety or with respect to an individual Portfolio, the terminating party will provide the other parties with written notice at least sixty (60) days prior to the date of termination; provided, however, that any such termination will not affect accounts existing on the date of termination.

     (b) Notwithstanding paragraph (a) of this Section 13, any party may terminate this Agreement immediately upon (i) a material breach by any other party not cured within thirty days after notice from the terminating party, (ii) upon termination of services from any party to the Plans, or (iii) with respect to a particular Portfolio, upon the provision of notice by the Fund that it has terminated NMIS' authority to serve as principal underwriter for such Portfolio, such notice to be provided by the Fund promptly after the Fund terminates NMIS' underwriting agreement. The termination of this Agreement with respect to any Portfolio will not cause its termination with respect to any other Portfolio.

     (c) Each party agrees to promptly notify the other parties in the event
(i) it files a petition in bankruptcy or a petition seeking similar relief under any bankruptcy, insolvency, or similar law, or a proceeding is commenced against a party seeking such relief, or (ii) it is found by the SEC, the NASD, or any other federal or state regulatory agency or authority to have violated any applicable federal or state law, rule, or regulation, which violation was made in connection with its obligations under this Agreement or is reasonably likely to impair its ability to perform its obligations under this Agreement.

     (d) NMIS shall promptly notify AFD if any of the following events occurs:
(i) the Fund or its agent sends notice to shareholders of a Portfolio regarding an upcoming shareholder meeting; (ii) NMIS and the Fund do not have a valid or effective service agreement with BCE or another third party acceptable to AFD; or (iii) NMIS or the Fund has given notice to terminate any agreement with BCE or such third party.

      14. Notices. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given under this Agreement will be given in writing and delivered by personal service, by postage prepaid mail - return receipt requested, by facsimile machine or a similar means of same day delivery that provides evidence of receipt (with a confirming copy by mail as set forth herein), or by overnight mail. All notice shall be sent to the addresses below, or such other address as provided by a party:

      If to AFD:                          If to NMIS:
      ---------                           ----------

      American Funds Distributors, Inc.   Northwestern Mutual Investment
      333 South Hope Street, 55th Floor   Services, LLC
      Los Angeles, CA  90071              Suite 300
      Attention: Stephen Malbasa          611 E. Wisconsin Ave.
                                          Milwaukee, WI  53202
                                          Attention: Eric P. Christophersen

      With a copy to:                     If to Fund:
      --------------                      ----------

      American Funds Distributors, Inc.   Mason Street Funds, Inc.
      333 South Hope Street, 55th Floor   720 E. Wisconsin Ave.
      Los Angeles, CA  90071              Milwaukee, WI  53202
      Attention: Kenneth R. Gorvetzian    Attention: Barbara E. Courtney

     15. Non-Exclusivity. NMIS and the Fund acknowledge that AFD may enter into similar agreements with other investment companies or investment company sponsors. AFD acknowledges that NMIS and the Fund may enter into similar agreements with third parties.

     16. Confidentiality. Each party to this Agreement agrees to maintain all information received from the other party pursuant to this Agreement in confidence, and each party agrees not to use any such information for any purpose, or disclose any such information to any person, except as permitted or required by applicable laws, rules and regulations or as requested by a regulatory agency with jurisdiction over the disclosing party.

     17. Miscellaneous. (a) If any provision of this Agreement is held or made invalid by a court or regulatory agency decision, statute, rule or otherwise, the remainder of the Agreement will continue to be valid and enforceable.

     (b) The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions of the Agreement or otherwise affect their meaning or interpretation.

     (c) This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

     (d) This Agreement is not assignable by any party without the other parties prior written consent and any attempted assignment or contravention hereof shall be null and void. This provision shall not be interpreted to prevent AFD from contracting with BCE (or its affiliate, FASCorp) for the provision of recordkeeping services to the Plans on its behalf, and by executing this Agreement NMIS is agreeing to BCE (or its affiliate, FASCorp) providing such services on AFD's behalf.

     (e) This Agreement, together with its accompanying schedule(s) and exhibit(s), constitutes the entire Agreement between the parties with respect to the subject matter herein and there are no agreements, representations or warranties between the parties relating to the subject matter of this Agreement, other than those set forth or provided for herein.

     (f) This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived only by a written instrument executed by all of the parties hereto, or in the case of a waiver, by the party waiving compliance.

     (g) The provisions of this Agreement shall supersede the terms of any other agreement between AFD, NMIS and the Fund to the extent that a conflict exists between the provisions of such agreement and this Agreement.

     (h) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

     (i) EACH PARTY HERETO KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE), OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER RELATED INSTRUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT HEREOF. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


AMERICAN FUNDS DISTRIBUTORS, INC.  NORTHWESTERN MUTUAL INVESTMENT SERVICES, LLC

By:   /s/STEPHEN MALBASA           By: /s/LEONARD F. STECKLEIN
      ------------------------         -----------------------
Name: Stephen Malbasa              Name: Leonard F. Stecklein
Title: Senior Vice President       Title: Senior Vice President -
                                          Variable Annuities

MASON STREET FUNDS, INC.

By:   /s/MARK G. DOLL
      ---------------
Name: Mark G. Doll
Title: President


                                   SCHEDULE I

LIST OF AVAILABLE PORTFOLIOS

NAME OF PORTFOLIO                                      SHARE CLASS OFFERED
-----------------                                      -------------------
Mason Street Aggressive Growth Stock Fund                      A
Mason Street Growth Stock Fund                                 A
Mason Street Small Cap Growth Stock Fund                       A
Mason Street Asset Allocation Fund                             A
Mason Street High Yield Bond Fund                              A
Mason Street Select Bond Fund                                  A